UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 28, 2007, TOUSA, Inc. (the "Company") received an extension of the written commitment from Citigroup Global Markets Inc., together with certain of its affiliates ("Citi"), pursuant to which Citi has agreed to provide financing to establish a (i) new $250.0 million aggregate principal amount first lien term loan facility (the "First Lien Term Loan Facility") and (ii) a new $250.0 million aggregate principal amount second lien term loan facility (the "Second Lien Term Loan Facility", and together with the First Term Loan Facility, the "Facilities"). Citi and certain of its affiliates will act as sole Lead Arranger, sole Book Runner, Syndication Agent and Administrative Agent with respect to the Facilities and will manage all aspects of the syndication of the First Lien Term Loan Facility and the Second Lien Term Loan Facility in consultation with the Company.

The Company does not anticipate that it will execute the commitment letter unless it has entered into satisfactory settlements with the creditors to the Transeastern JV (as defined below) including, but not limited to, settlements with the senior lenders, the mezzanine lenders and land bankers to the Transeastern JV. Thereafter, the commitments of Citi set forth in the commitment letter will terminate on July 31, 2007 if definitive documentation is not executed by then. The proceeds from the Facilities are expected to be used to fund any settlements related to the Transeastern JV. There is no assurance that the Company will be able to reach satisfactory settlements with the Transeastern JV’s creditors. The Company does not expect to provide further updates on the expiration time of the commitment letter unless it is signed by the Company or it expires.

Citi’s commitments are subject to, certain closing conditions, including, but not limited to, (a) satisfactory settlements with creditors to the Transeastern JV which settlements have not been agreed upon,(b) the absence of any event, condition or occurrence which results in or could result in a material adverse change in the business, prospects, performance, assets, operations, condition of the Company and its subsidiaries taken as a whole and TE/TOUSA, LLC and its subsidiaries (collectively, the "Transeastern JV"), (c) the performance of, and satisfaction with, confirmatory due diligence with respect to liabilities and material agreements of the Company’s joint ventures, (d) the absence of a material disruption or change in financial, banking or capital markets, (e) the payment of related financing fees, (f) the receipt by the lenders of a solvency opinion, in form and substance reasonably satisfactory to the Lead Arranger, confirming the solvency of the Company and its subsidiaries on a consolidated basis after giving effect to the anticipated use of proceeds, from a nationally recognized, independent financial advisory firm, and (g) the accuracy of the Company’s representations.

In addition, as a condition to the commitments, the Company’s existing $800.0 million revolving loan facility (the "Revolving Loan Facility") shall be amended and restated to (i) reduce the revolving commitments thereunder by $100.0 million and (ii) incorporate the terms and conditions of the First Lien Term Loan Facility, and as a result the commitments are subject to the approval of the lenders in the Revolving Loan Facility.

There is no assurance that any of these closing conditions will occur, or even if they do occur, that the terms of the commitments will not change.

The interest rates on the Facilities and the Revolving Loan Facility are expected to be based on LIBOR plus a margin or an alternate base rate plus a margin, at the Company’s option. The Company will be required to pay fees in connection with the Facilities including, but not limited to, amending the Revolving Loan Facility. The Facilities and the Revolving Loan Facility will be guaranteed by substantially all of the Company’s domestic subsidiaries (the "Guarantors"). The obligations will be secured by substantially all of the assets of the Company and the Guarantors. The loans under the Facilities may be prepaid, subject to certain premiums upon repayment. The Facilities and the Revolving Loan Facility are expected to impose certain limitations on the Company, including with respect to: (i) dividends on, redemptions and repurchases of, equity interests; (ii) prepayments of junior indebtedness, redemptions and repurchases of debt; (iii) the incurrence of liens and sale-leaseback transactions; (iv) loans and investments; and (v) incurrence of debt. The Facilities and Revolving Loan Facility will also contain events of default and have financial covenants, including the following covenants: (i) minimum interest coverage ratio; (ii) minimum adjusted consolidated tangible net worth; (iii) maximum indebtedness to adjusted consolidated tangible net worth ratio; (iv) unsold land to adjusted consolidated tangible net worth requirements; (v) minimum unsold units to units sold; and (vi) maximum land supply ratio. The Revolving Loan Facility will be subject to a borrowing base, which will include a reserve for amounts outstanding under the First Lien Term Loan Facility.

While the Company remains committed to working with all interested parties to achieve a consensual global resolution, settlement discussions are ongoing and the Company may be unable to agree to a settlement with any or all parties. Even if a settlement is reached, the Company cannot predict the outcome of any such settlement, including the cash or other contributions the Company may have to make in order to effectuate any such settlement if there is one at all. Additionally, the Company may choose to pursue other strategies and alternatives with respect to the Transeastern JV. As part of settlement discussions, the Company has proposed a structure in which either the joint venture or the successor to some or all of its assets would become the Company’s wholly or majority owned subsidiary. The proposal also contemplates paying the joint venture's $400.0 million of senior debt in full through the proceeds from the Facilities. The Company’s failure to reach settlements may have a material adverse affect on the Company's business and liquidity and defaults under documents governing its existing indebtedness could occur which may require the Company to consider all of its alternatives in restructuring its business and its capital structure.

For a description of the Company’s dispute with the Transeastern JV lenders please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report for the quarterly period ended March 31, 2007 on Form 10-Q (the "10-Q"), each filed with the Securities and Exchange Commission and available at www.sec.gov. The information appearing in the 10-Q under Part I, Item 2 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Transeastern JV" and Part II, Item 1 - "Legal Proceedings" is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, and typically include the words "anticipate", "believe", "expect", "estimate", "project", and "future." Specifically, this current report contains forward-looking statements including with respect to and the closing conditions discussed above could be impacted by:

• our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

• our expectation regarding the impact of geographic and customer diversification;

• our expectations regarding our successful implementation of our asset management strategy and its impact on our business;

• our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

• our expectations regarding future land sales;

• our belief regarding growth opportunities within our financial services business;

• our estimate that we have adequate financial resources to meet our current and anticipated working capital, including our annual debt service payments, and land acquisition and development needs;

• the impact of inflation on our future results of operations;

• our expectations regarding our ability to pass through to our customers any increases in our costs;

• our expectations regarding our continued use of option contracts, investments in land development joint ventures;

• our expectations regarding the housing market in 2007 and 2008; and

• our expectations regarding our use of cash in operations.

We do not undertake any obligation to update any forward-looking statements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. As a result, actual results may differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

• our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

• our ability to borrow or otherwise finance our business in the future;

• our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities and/or to effect our growth strategies in our homebuilding operations and financial services business;

• our relationship with Technical Olympic S.A. and its control over our business activities;

• economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business, such as increases in interest rates, inflation, or unemployment rates or declines in median income growth, consumer confidence or the demand for, or the price of, housing;

• events which would impede our ability to open new communities and/or deliver homes within anticipated time frames and/or within anticipated budgets;

• our ability to successfully enter into, utilize, and recognize the anticipated benefits of, joint ventures and option contracts;

• a decline in the value of the land and home inventories we maintain;

• an increase in the cost of, or shortages in the availability of, qualified labor and materials;

• our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

• our ability to compete in our existing and future markets;

• the impact of hurricanes, tornadoes or other natural disasters or weather conditions on our business, including the potential for shortages and increased costs of materials and qualified labor and the potential for delays in construction and obtaining government approvals;

• an increase or change in government regulations, or in the interpretation and/or enforcement of existing government regulations; and

• the impact of any or all of the above risks on the operations or financial results of our unconsolidated joint ventures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - The information appearing under Part I, Item 2 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Transeastern JV" and Part II, Item 1 - "Legal Proceedings" in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 is incorporated herein by reference from the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

May 29, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer